EXHIBIT 10.6



                 MORTGAGE MODIFICATION AGREEMENT



     THIS MORTGAGE MODIFICATION AGREEMENT is made and entered into as of the 1st day of December, 1993, by and between PELICAN SOUND APARTMENTS, INC., a Florida corporation ("Mortgagor"), joined by FENGAR INVESTMENTS CORPORATION, a Canadian corporation ("Guarantor"), and RIVER BANK AMERICA, a New York banking corporation formerly known as East River Savings Bank ("Mortgagee").


                      W I T N E S S E T H:


     WHEREAS, Mortgagee is the owner and holder of (i) that certain Building Loan Mortgage executed by Pelican Sound Limited Partnership, a Florida limited partnership ("Original Borrower") in favor of Mortgagee (under its former name of "East River Savings Bank") dated as of the 30th day of September, 1987, recorded October 2, 1987, in Official Records Book 6593, Page 1965 of the Public Records of Pinellas County, Florida ("Mortgage 1"), encumbering the real property and improvements more particularly described in Mortgage 1 (the "Mortgage Property"),
(ii) that certain Mortgage by Original Borrower in favor of Mortgagee, dated December 27, 1989 recorded January 3, 1990 in Official Records Book 7167, Page 1916 of the Public Records of Pinellas County, Florida ("Mortgage 2"), encumbering the Mortgage Property, and (iii) that certain Mortgage Consolidation and Modification Agreement by and between Original Borrower and Mortgagee, dated as of December 27, 1989, recorded January 3, 1990 in Official Records Book 7167, Page 1961, in the Public Records of Pinellas County, Florida, pursuant to which Mortgage 1 and Mortgage 2 were amended and restated in their entirety and consolidated as a single mortgage lien securing a consolidated indebtedness as of the date thereof in the principal amount of $15,750,000.00 (all such instruments, as consolidated, modified and restated being hereinafter referred to as the "Consolidated Mortgage"); and



                                   This instrument prepared by
                                   and should be returned to:
                                   Richard H. Sollner, Esq.
                                   Trenam, Simmons, Kemker,
                                   Scharf, Barkin, Frye &
                                   O'Neill, P.A.
                                   2700 Barnett Plaza
                                   Post Office Box 1102
                                   Tampa, Florida 33601

     WHEREAS, the Consolidated Mortgage secures (i) that certain Building Loan Mortgage Note dated September 30, 1987, by Original Borrower to the order of Mortgagee evidencing a loan in the original principal amount of $15,150,000.00 ("Note 1"), (ii) that certain Mortgage Note dated December 27, 1989, executed by Original Borrower to the order of the Lender, evidencing further indebtedness of Original Borrower to Mortgagee in the original principal amount of $600,000.00 ("Note 2"), and (iii) that certain Note Consolidation and Modification Agreement by and between Original Borrower and Mortgagee, dated as of December 27, 1989 (the "Note Modification Agreement"), consolidating Note 1 and Note 2 as a single indebtedness in the principal amount as of such date of $15,750,000.00, and amending and restating such consolidated indebtedness theretofore evidenced by Note 1 and
Note 2 in its entirety (all such instruments, as consolidated, modified and restated being hereinafter referred to as the "Original Note"); and

     WHEREAS, Original Note and the Consolidated Mortgage were assumed by Mortgagor by virtue of that certain Release and Assumption Agreement dated December 27, 1989, recorded in
Official Records Book 7167, Page 2002, Public Records of Pinellas
County, Florida; and

     WHEREAS, the Original Note has been renewed by a certain Renewal Mortgage Promissory Note in the original principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) dated as of even date herewith executed by Mortgagor in favor of Mortgagee (the "Renewal Note"); and

     WHEREAS, Mortgagor and Mortgagee desire to execute and record this Agreement in order to evidence and give record notice that the Renewal Note is secured by the lien of the Consolidated Mortgage, and Guarantor has executed and delivered this Agreement to evidence its joinder herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The Renewal Note shall be secured by the lien of the Consolidated Mortgage, as modified hereby. Whenever the term
"Note" is used in the Consolidated Mortgage, as modified hereby, it shall be deemed to refer to the Renewal Note.

     2. The Consolidated Mortgage shall also secure Mortgagor's obligations under that certain Term Loan Agreement of even date herewith executed by, among others, Mortgagor, Guarantor and Mortgagee (the "Loan Agreement").

     3. Unless the Renewal Note matures prior to December 1, 2003 in accordance with the terms of the Renewal Note, the maturity date of the Consolidated Mortgage, as modified hereby, December
1, 2003.

     4. Mortgagor warrants and represents that the lien of the Consolidated Mortgage is a valid first priority lien on the Mortgage Property and that the security interests granted by any document securing the Original Note or the Renewal Note and/or executed in connection with, or relating to, the indebtedness evidenced thereby (individually, a "Loan Document," and collectively, the "Loan Documents") is, to the extent the same secures the Original Note or the Renewal Note, a valid and perfected security interest in the collateral described therein with a priority as stated therein, except as may be expressly modified hereby.

     5. Mortgagor warrants and represents that:

          (a) such Loan Documents and other agreements, documents or instruments, if any, are in full force and effect as of the date hereof, and are enforceable in accordance with their respective terms;

          (b) Mortgagor has no defense or right of offset with respect to any indebtedness to Mortgagee;

          (c) except for any defaults of which Mortgagee is aware and has agreed to forbear in enforcing, Mortgagor is not in default of any of the covenants and conditions of the Loan Documents, nor aware of any default with respect thereto or of any event which, with notice and/or passage of time, would become an event of default under any of the foregoing; and

          (d) the organizational documents of Mortgagor which were provided to Mortgagee in connection with the execution of the Renewal Note remain true and correct and have not been modified or amended and Mortgagor remains in good standing and authorized to transact business in the State of Florida.

     6. It is the intent of the parties that this instrument shall not constitute a novation, and shall in no way adversely affect the lien or security interest priority of the Loan
Documents.

     7. Except as herein provided, the Consolidated Mortgage and the other Loan Documents shall remain unaffected, unchanged, unmodified, and unimpaired, and the priority of the lien of the Consolidated Mortgage on the Mortgage Property shall not be changed or in any way altered or affected hereby.

     8. Guarantor hereby consents to the renewal and modifications made herein and agrees and acknowledges that the payment of the indebtedness of Mortgagor to Mortgagee evidenced by the Renewal Note and the performance by Mortgagor of its obligations under the Consolidated Mortgage and the Loan Agreement are guaranteed by Guarantor pursuant to the terms of that certain Guaranty of Payment dated December 27, 1989 executed by Guarantor in favor of Mortgagee.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



Signed, sealed and delivered
in the presence of:                PELICAN SOUND APARTMENTS,
INC.,
                                   a Florida corporation


/s/____________________________    By:/s/________________________
Name:_______________________       Name:_________________________
     [Please Print or Type]        Title:________________________



/s/_________________________
Name:_______________________                 (CORPORATE SEAL)
     [Please Print or Type]


                                             "MORTGAGOR"



                              FENGAR INVESTMENTS CORPORATION,
                              a Florida corporation


/s/_________________________       By:/s/________________________
Name:_______________________       Name:_________________________
     [Please Print or Type]        Title:________________________



/s/_________________________
Name:_______________________                 (CORPORATE SEAL)
     [Please Print or Type]

Signed, sealed and delivered       RIVER BANK AMERICA, a New
in the presence of:                York banking corporation



____________________________       By:/s/________________________
Name:_______________________       Name:_________________________
     [Please Print or Type]        Title:________________________



/s/_________________________       Address:  145 Huguenot Street
Name:_______________________                 New Rochelle, NY 20801
     [Please Print or Type]


                                                  "MORTGAGEE"

STATE OF ___________________)
COUNTY OF __________________)


     THE FOREGOING INSTRUMENT has been acknowledged before me this _____ day of December, 1993, by /s/_______________________,
as _________________________, of PELICAN SOUND APARTMENTS, INC., a Florida corporation, on behalf of the corporation. He/she is either [please check as applicable] personally known to me or has produced his/her driver's license as identification.


                              __________________________________
                              Name:_____________________________
                                        [Please Print or Type]

                                       NOTARY PUBLIC
(AFFIX NOTARIAL SEAL)
                                   My Commission Expires:


STATE OF ___________________)
COUNTY OF __________________)


     THE FOREGOING INSTRUMENT has been acknowledged before me this _____ day of December, 1993, by __________________________,
as _________________________, of FENGAR INVESTMENTS CORPORATION, a Canadian corporation, on behalf of the corporation. He/she is either [please check as applicable] personally known to me or has produced his/her driver's license as identification.


                              /s/_______________________________
                              Name:_____________________________
                                   [Please Print or Type]

                                       NOTARY PUBLIC
(AFFIX NOTARIAL SEAL)
                                   My Commission Expires:

STATE OF NEW YORK __________)
COUNTY OF __________________)


     THE FOREGOING INSTRUMENT has been acknowledged before me this _____ day of December, 1993, by Edward L. Shugrue, III, as Vice President, of RIVER BANK AMERICA, a New York banking corporation, on behalf of the corporation. He is personally known to me.


                              /s/_______________________________
                              Name:_____________________________
                                   [Please Print or Type]

                                       NOTARY PUBLIC
(AFFIX NOTARIAL SEAL)
                                   My Commission Expires: